Exhibit 10.4
COVENANT WAIVER AGREEMENT

DATE:		August 11, 2006

PARTIES:	Borrower:	PROLINK HOLDINGS CORP., a Delaware corporation and PROLINK SOLUTIONS, LLC, a Delaware limited liability company

	Borrower	410 S. Benson Lane
	Address:	Chandler, Arizona 85224

	Bank:	COMERICA BANK

	Bank	One North Central, Suite 1000
	Address:	Phoenix, Arizona 85004
RECITALS:
     A. Bank has extended to Borrower credit in the amount of Two Million and No/100 Dollars ($2,000,000.00) on a term loan basis (the “Loan”) pursuant to the terms and conditions of, and secured by, that certain Loan and Security Agreement, dated June 30, 2006 (“Loan Agreement”), as evidenced by that certain Term Promissory Note in the principal amount of Two Million and No/100 Dollars ($2,000,000.00), dated June 30, 2006 (the “Note”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.
     B. The Loan is secured by the Collateral. All of the agreements, documents, and instruments relating to the Collateral and otherwise securing the Loan are referred to individually and collectively as the “Security Documents”. The Loan Agreement, the Note, the Security Documents, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan are sometimes referred to individually and collectively as the “Loan Documents”.
     C. Borrower has requested that Bank retroactively waive Borrower’s compliance with the covenant to maintain Net Income before taxes as of the fiscal quarter ending June 30, 2006 of not less than Four Hundred Thousand and No/100 Dollars ($400,000.00) pursuant to Section 6.12 of the Loan Agreement. Bank is willing to waive the above referenced covenant, subject to the terms and conditions herein.
AGREEMENT:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	COVENANT WAIVER.
               Bank hereby waives Borrower’s compliance with Section 6.12 of the Loan Agreement for the quarterly reporting periods ending June 30, 2006 (the “Waived Covenant”). Except for the Waived Covenant, as specifically provided herein, by entering into this Agreement, Bank does not waive any other existing default or any default hereafter occurring after the date hereof pursuant to the Loan Documents, or become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto. This waiver is specific as to content and times and does not include any subsequent quarterly or annual reporting period or any other additional prohibited indebtedness. Other than the Waived Covenant, this waiver does not waive any other rights or remedies that Bank may have pursuant to any agreement or law as a result of any other violations past, present, or future of any agreement between Borrower and Bank, and Bank reserves all rights, powers and remedies available to it.
3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
               The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
4.	BORROWER REPRESENTATIONS AND WARRANTIES.
               Borrower represents and warrants to Bank:
               4.1 To the best of Borrower’s knowledge, as of the date hereof, no Event of Default under any of the Loan Documents (other than violation of the Waived Covenant) has occurred and is continuing.
               4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.
               4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
               4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
               4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

               4.6 Each of Borrower is incorporated and/or organized and in good standing in the State of Delaware and is qualified to do business in the State of Arizona and in all other states in which Borrower’s qualification to do business is required and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
5.	BORROWER COVENANTS.
               Borrower covenants with Bank:
               5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.
               5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents, and (ii) arising from events occurring prior to the date of this Agreement.
               5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:
                    5.3.1 All of the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, outside attorneys’ fees); and
                    5.3.2 A covenant waiver fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00).
6.	EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
               Bank shall not be bound by this Agreement until each of the following shall have occurred: (i) Bank has executed and delivered this Agreement, (ii) Borrower shall have executed all instruments and documents as required by Bank to effectuate the terms and conditions of this Agreement and (iii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.
7.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
               The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan

Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.
8.	BINDING EFFECT.
               The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.
9.	CHOICE OF LAW.
               This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.
10.	COUNTERPART EXECUTION.
               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
     DATED as of the date first above stated.

COMERICA BANK	PROLINK HOLDINGS CORP., a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

PROLINK SOLUTIONS, LLC, a Delaware limited liability company

By:

Name:

Title: